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HUSCH BLACKWELL                                 190 Carondelet Plaza, Suite 600
SANDERS LLP                                     St. Louis, MO 63105
                                                (314) 480-1746
                                                fax: (314) 480-1505
                                                www.huschblackwell.com

October 28, 2009

General American Life Insurance Company
13045 Tesson Ferry Road
St. Louis, MO 63128

Ladies and Gentlemen:

     We have acted as special Missouri counsel to General American Life Insurance Company (the "Guarantor") in connection with the registration under the Securities Act of 1933 (the "1933 Act") of the guarantee (the "Guarantee") of the Guarantor included in the Pre-Effective Amendments to the Registration Statements on Form N-4, referred to below ("Registration Statements") , relating to the contractual obligations of MetLife Investors Insurance Company (f/ka MetLife Investors Insurance Company of California, and prior to this Cova Financial Services Life Insurance Company) ("MetLife Investors"), a subsidiary of the Guarantor at the time of the issuance of the Guarantee and currently a subsidiary of MetLife, Inc., under variable insurance products issued by MetLife Investors on and before December 31, 2002 ("Variable Products"). The Registration Statements under which MetLife Investors Variable Annuity Account One is the Registrant for which this opinion relates are as follows:
Navigator-Select, Custom-Select, and Russell-Select Variable Annuities (Pre-Effective Amendment No. 1, No. 333-160936); COVA VA and Premier Advisor Variable Annuities (Pre-Effective Amendment No. 1, No. 333-160939); COVA Series A (Pre-Effective Amendment No. 1, No. 333-160940); Class XC (CA) (Pre-Effective Amendment No. 1, No. 333-161102); Classes VA CA, AA (CA), and B (CA) (Pre-Effective Amendment No. 1, No. 333-161103); Classes L (CA) (Pre-Effective Amendment No. 1, No. 333-161104); Class A (CA) (Pre-Effective Amendment No. 1, No. 333-161105) and Class C (CA) (Pre-Effective Amendment No. 1, No. 333-161106).

     In connection with this opinion, we have examined:

     1. Portions of the draft Pre-Effective Amendments to the Registration Statements relating to the Guarantor and the Guarantee.

     2.   The Guarantee Agreement dated June 1, 1995 ("Guarantee Agreement").

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                                                                October 28, 2009
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     3.   The Certificate of the Secretary of the Guarantor certifying to the resolution adopted on July 27, 1995 by the Board of Directors of the Guarantor authorizing the Guarantee ("Resolution").

     4. The Amended and Restated Articles of Incorporation of the Guarantor currently in effect.

     5. The Amended Charter and Articles of Incorporation of the Guarantor certified to us by the Secretary of the Guarantor as being true, correct and complete on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

     6. The Amended and Restated By-Laws of the Guarantor as currently in effect.

     7. The By-Laws certified to us by the Secretary of the Guarantor as being true and correct on the date of the adoption of the Resolution and the date of the Guarantee Agreement.

     We have assumed for purposes of the following opinion: (a) the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures and conformity to the originals of all records, documents and instruments submitted to us as copies; (b) the accuracy of certificates, statements and other representations of officers of the Guarantor;
(c) any certifications dated prior to the date of this opinion remain true as of the date hereof; (d) each certificate of a public official and each public document are accurate, complete and authentic and all official public records are accurate and complete; (e) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity. We have also assumed that the descriptions of the Guarantor and the Guarantee contained in the Pre-Effective Amendments to the Registration Statements when they are filed pursuant to the 1933 Act will conform to the descriptions in the drafts of the Registration Statements provided to us as of the date of this opinion.

     Based upon the forgoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion, we are of the opinion that, assuming the Variable Products are valid and legally binding obligations of MetLife Investors, the Guarantee of the contractual obligations under the Variable Products constitutes a valid and legally binding obligation of the Guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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                                                                October 28, 2009
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     The foregoing opinion is limited to the laws of the State of Missouri and the specific opinion set forth above, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or any other matters under Missouri law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statements.


                                                 Very truly yours,


                                                 /S/ HUSCH BLACKWELL SANDERS LLP
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                                                 HUSCH BLACKWELL SANDERS LLP